EXHIBIT 99.2

McLeodUSA logo

FOR IMMEDIATE RELEASE

                   MCLEODUSA ADDS WASHINGTON REDSKINS OWNER
                    DANIEL M. SNYDER TO BOARD OF DIRECTORS

                New Director Brings Extensive Telecom Industry
                      Marketing and Advertising Expertise

       CEDAR RAPIDS, Iowa, September 30, 2002 - McLeodUSA Incorporated (Nasdaq: MCLD), one of the nation's largest independent competitive local exchange carriers, today announced that it has added Daniel M. Snyder, the Chairman and Owner of the National Football League's Washington Redskins franchise, to its Board of Directors.

       Chris A. Davis, Chairman and CEO of McLeodUSA, said, "We are very pleased to have Dan Snyder join our Board of Directors. This is another example of Ted Forstmann's commitment to attracting world-class leadership to McLeodUSA. Dan's extensive experience in marketing and advertising will be invaluable as we execute our strategy to take market share and profitably grow revenue in our 25-state footprint."

       McLeodUSA's 16-member Board now includes ten current or former chief executives. In addition to Ted Forstmann, who is Chairman of the Executive Committee and Senior Partner of Forstmann Little & Co., the Board includes the following non-management Directors: Tom Bell, President and CEO of Cousins Properties, Incorporated; Jeff Benjamin, Senior Advisor, Apollo Management; Ed Breen, Chairman and Chief Executive Officer of Tyco International Ltd.; Tom Collins, Of Counsel at Shuttleworth & Ingersoll, P.C.; Dale Frey, Former Vice President and Treasurer of General Electric; Jim Hoffman, Executive Vice President of Alliant Energy Corporation; Jeong H. Kim, former President of the Optical Networking Group at Lucent Technologies and founder of Yurie Systems; Tom Lister, General Partner of Forstmann Little & Co.; Farid Suleman, CEO of Citadel Communications; Peter Ueberroth, Owner and Co-Chairman of The Contrarian Group, Inc.; and Juan Villalonga, former Chairman and CEO of Telefonica Group.

Biography of New Director
-------------------------

       Daniel M. Snyder has been owner of the National Football League's Washington Redskins franchise since July 1999. Until 2000, when the company was sold, Mr. Snyder was Chairman and CEO of Snyder Communications, Inc., the marketing and advertising company he founded in 1985. During his 15 years of leadership, Snyder Communications grew into a global organization of 12,000 employees, 77 offices in 16 countries, and more than $1 billion in annual revenues. The company's leading role in providing its Fortune 500 client base targeted marketing solutions - including advertising and marketing services - led to its acquisition in September 2000 by the French marketing firm Havas for more than $2.3 billion, at the time the largest such merger in the history of the advertising/marketing industry.

       In addition to his ownership of the Washington Redskins NFL franchise, Daniel Snyder is active in NFL management, serving as a member of the League's Broadcast Committee and Ventures Committee. Mr. Snyder is also a member of the Executive Leadership Cabinet for the Martin Luther King, Jr. National Memorial Project Foundation; the Board of Directors of Washington's Children's National Medical Center; the Board of Directors of the National Center for Missing and Exploited Children; the Board of Directors of Ted Forstmann's non-profit and non-partisan `Parents in Charge' organization; a member of the Washington Board of Trade; and a member of the Business Executives for National Security (BENES). He founded the Washington Redskins Leadership Council, an innovative $1 million charitable partnership between the team and prominent Washington-area business leaders.


                                      ###

About McLeodUSA
---------------
McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities based telecommunications provider with, as of June 30, 2002, 43 ATM switches, 55 voice switches, 507 collocations, 525 DSLAMs and 4,740 employees. Visit the Company's web site at www.mcleodusa.com.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements include projections of financial and operational results and goals, including closing of sales of businesses, revenue, EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms, our ability to close on sales of businesses and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on the Form 10K and Form 10K/A both filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:
George Sard/Anna Cordasco
Citigate Sard Verbinnen
212/687-8080

Bruce Tiemann
319/790-7800